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                                 EXHIBIT 99.1

                         E*TRADE UK (HOLDINGS) LIMITED
                      1999 EXECUTIVE SHARE OPTION SCHEME
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ADOPTED BY RESOLUTION OF THE DIRECTORS DATED 30 MARCH 1999





                ==============================================

                                 THE RULES OF
                    1999 EXECUTIVE SHARE OPTION SCHEME OF
                         E*TRADE UK (HOLDINGS) LIMITED

                ==============================================



                                       O

                                 90 Long Acre
                                London WC2E 9TT

                              Tel: 0171-208 8888
                              Fax: 0171-208 8800
                         email: olsmail@olswang.co.uk

                                Ref: MAC/5797-7
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                                   CONTENTS

Clause                                                                      Page
1.   DEFINITIONS ..........................................................   1

2.   COMMENCEMENT .........................................................   5

3.   GRANT OF OPTIONS .....................................................   5

4.   LIMITATIONS OF SCHEME ................................................   6

5.   EXERCISE, LAPSE AND RENUNCIATION OF OPTIONS ..........................   6

6.   THE MANNER OF EXERCISE OF OPTIONS ....................................   9

7.   ADJUSTMENT OF OPTIONS ................................................  10

8.   AMENDMENT ............................................................  10

9.   TERMINATION ..........................................................  11

10.  NOTICES...............................................................  11

11.  ADMINISTRATION........................................................  11

12.  AVAILABILITY OF SHARES................................................  12

13.  NOT PART OF EMPLOYMENT TERMS..........................................  12

14.  INDEMNITY BY OPTION HOLDERS...........................................  12

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                         E*TRADE UK (HOLDINGS) LIMITED

                      1999 EXECUTIVE SHARE OPTION SCHEME


         (As adopted by a resolution of the Directors on [    ] 1999)
   (and approved by Shareholders by ordinary resolution passed on [      ])

1.   DEFINITIONS

1.1 In this Scheme, except where the context otherwise requires, the words and expressions set out below shall bear the following respective meanings, namely:

     "Acquiring Company"           shall have the meaning ascribed to it in
                                   paragraph 5.6;

     "Auditors"                    the auditors of the Company for the time
                                   being;

     "Company"                     E*Trade UK (Holdings) Limited, unless
                                   otherwise stated in paragraph 5;

     "Date of Commencement"        the date on which this Scheme is approved by
                                   the shareholders of the Company in general meeting or by written resolution;

     "Date of Grant"               the date on which an Option is granted as
                                   specified in paragraph 3.2;

     "Directors"                   the board of directors of the Company for the
                                   time being and from time to time or a duly authorised committee thereof;

     "Eligible Participant"        any director or employee of the Company or of
                                   any other member of the Group selected by the Directors in accordance with their prevailing policy from time to time to participate in this Scheme;

     "Group" any company which is (i) a holding company of the Company; or (ii) a subsidiary of the Company or any of its or their subsidiaries or holding companies or, where the context permits, any one or more of them and references to "member of Group" shall be construed accordingly;

     "holding company"             the meanings set out in sections 736 and 736A
     or "subsidiary"               of the Companies Act 1985;

     "Listing"                     the date of admission of any part of the
                                   share capital of the Company to the Official
                                   List of the

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                                   London Stock Exchange Limited or the grant of
                                   permission to deal in the same in the
                                   Alternative Investment Market or on any
                                   recognised investment exchange or overseas exchange, as such terms are defined in the Financial Services Act 1986;

     "Market Value"                the value determined in accordance with
                                   paragraph (i) of the definition of "Option
                                   Price";

     "Notice of Exercise"          the notice in writing to be given pursuant to
                                   paragraph 5.1 informing the Company of the Eligible Participant's exercise of an Option, to be in such form as the Directors determine, from time to time;

     "Notice Period"               (i)  the period of notice of termination of
                                   employment given to an Optionholder in
                                   accordance with such Optionholder's
                                   employment contract with the Company or any Group company; or

                                   (ii) if on termination of such employment with the Company or any Group company, a shorter period of notice is given to that specified in his employment contract, or no period of notice is given, then the period of notice of termination that should have been given by the Company or any Group company to such employee in accordance with his employment contract, less that period of notice actually given to him;

     "Notice of Grant"             the notice to be given pursuant to paragraph
                                   3.2, to be in such form as the Directors determine, from time to time, informing an Eligible Participant of the grant of an Option to him and his right to renounce such Option in whole or in part;

     "Notice of Retention"         the form to be completed by an Eligible
                                   Participant following receipt of a Notice of Grant as specified in paragraph 3.3, to be in such form as the Directors determine from time to time;

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     "Option"                      a non-transferable right to subscribe for or
                                   purchase Ordinary Shares granted to an
                                   Eligible Participant in accordance with this Scheme;

     "Optionholder"                a person granted an Option and in whom rights
                                   under this Scheme are still vested or, where the context requires or permits, his legal personal representatives;

     "Option Certificate"          a certificate of grant of an Option to be
                                   issued to an Optionholder in accordance with the provisions of paragraph 3.3;

     "Option Period"               a period of ten years commencing on the Date
                                   of Grant of an Option;

     "Option Price"                a price per Ordinary Share equal to whichever
                                   shall be the price set by the Directors at the Date of Grant:

                                   plus, if the Option is granted after 1 April
                                   1999, 10 percent of the difference between the market value of an Ordinary Share on the date of exercise of the Option and the market value of the Option on the Date of Grant (as aforesaid) if the former is higher than the latter or (when applicable) such price as from time to time adjusted pursuant to this Scheme subject, where the Option shares are to be allotted rather than transferred to fulfil the exercise of an Option, to the Option Price only being reduced below the nominal value to the extent that reserves in the Company have been capitalised, so as to enable the shares to be issued as fully paid, failing which it shall rest at the nominal value of such Ordinary Share, following adjustment;

     "Ordinary Shares"             fully paid ordinary shares in the capital of
                                   the Company and "Ordinary Shareholder" shall be construed accordingly;

     "Qualifying Quarters"         shall have the meaning given in paragraph
                                   5.1;

     "Quarterly Entitlement"       shall have the meaning given in paragraph
                                   5.1;

     "Relevant Event"              any variation in the share capital of the
                                   Company arising from any reduction of capital or sub-division or consolidation of capital or issue of shares by way of capitalisation of profits or reserves;

     "Restricted Business"         any financial services Internet business or
                                   online share dealing business in any country in which the Company or any member of its Group operates, that competes with the business carried on by the Company or any member of its Group at the date a Subsisting
                                   Option is exercised by an Optionholder
                                   pursuant to paragraphs 5.2.3 and 5.2.4;

     "Rules" the rules for the administration of this Scheme contained herein or which are laid down by the Directors and which may be amended by them in accordance with paragraph 8 hereof;

     "Sale" the sale of the whole or a substantial part of the business and assets of the Company from time to time;

     "this Scheme"                 this scheme in its present form and as from
                                   time to time amended in accordance with the provisions hereof;

     "Subsisting Option"           an Option that has not lapsed, been renounced
                                   or exercised;

     "Takeover Offer"              any offer (or action that would be an offer
                                   if Part XIIIA of the Companies Act 1985
                                   applied) made by a single company, business or individual, or a concert party thereof
                                   (within the meaning of the City Code on
                                   Takeovers and Mergers in the UK) to acquire more than fifty percent of (a) the issued shares of the Company from time to time or
                                   (b) the shareholder voting rights in the Company from time to time;

     "Taxes Act 1988"              the Income and Corporation Taxes Act 1988;
                                   and

     "Vesting Date"                the date determined by the Directors.

1.2  References to paragraphs are to paragraphs of this Scheme.

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1.3  In this Scheme any reference to a statutory provision shall be deemed to include that provision as the same may, from time to time, be amended or re-enacted, any reference to a Company employee share option scheme includes that scheme as the same may be varied from time to time in accordance with its terms, and wherever the context so admits or requires, the singular shall include the plural and vice versa and the masculine shall include the feminine.

2.   COMMENCEMENT

     This Scheme shall commence on the Date of Commencement.

3.   GRANT OF OPTIONS

3.1 The Directors may, from time to time, at their discretion grant Options to Eligible Participants in such amounts as they determine for such Eligible Participants to subscribe or purchase Ordinary Shares at the applicable Option Price. No person shall be entitled as of right to participate in this Scheme.

3.2 The Directors shall grant Options by their resolution to Eligible Participants. As soon as practicable thereafter, the Directors shall issue to the Eligible Participant, in respect of each Option granted, a Notice of Grant, specifying the number of Ordinary Shares the subject of such Option, the Option Price and the Date of Grant thereof and a Notice of Retention.

3.3 If an Eligible Participant wishes to retain the Option, he must, within 21 days of the date of the Notice of Grant (or such other date as is specified in the Notice of Grant) return the Notice of Retention to the Company duly completed in accordance with its terms. On the Eligible Participant returning to the Company a duly completed Notice of Retention the Company shall within 14 days thereof issue to the Eligible Participant an Option Certificate.

3.4 If an Eligible Participant does not return a duly completed Notice of Retention of the Option to the Company within the period of 21 days referred to in paragraph 3.3 above then the Option shall be treated as renounced from the date that it was granted.

3.5 An Eligible Participant may at any time renounce his right to the Option granted to him, in whole or in part, by returning the Option Certificate to the Company with details of the extent to which it is renounced completed, in which case such Option shall be deemed for all purposes never to have been granted, to the extent that it is so renounced.

3.6 The Option Certificate issued by the Directors shall be given under seal or executed as a deed. The Eligible Participant shall be bound by this Scheme from the Date of Grant.

3.7  No payment shall be required for the grant of an Option.

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4.   LIMITATIONS OF SCHEME

     No Option shall be granted after the date falling ten years after the Date of Commencement.

5.   EXERCISE, LAPSE AND RENUNCIATION OF OPTIONS

5.1  General Rule on Vesting and Exercise

     Subject to the following provisions of paragraphs 5 and 6.4, a Subsisting Option may not be exercised by an Optionholder, in whole or in part, until after the Vesting Date. Immediately after the Vesting Date, the Optionholder shall be entitled to exercise up to 25% of the Subsisting Option ("the first 25%"), in whole or in part. Thereafter, the Optionholder shall be entitled to exercise the balancing 75% of a Subsisting Option, from time to time, over such number of Ordinary Shares as is equal to 6.25% of the total number of Ordinary Shares (rounded down to the nearest whole share) that equals 75% of the number of Ordinary Shares the subject of that Option when granted ("Quarterly Entitlement"), in respect of each complete calendar quarter of employment of the Optionholder since the Vesting Date ("Qualifying Quarters"). Hence, after 36 complete months of employment following the Vesting Date the total Subsisting Option will be exercisable. A Subsisting Option shall be exercised by notification by the Optionholder to the Company of the exercise of such Subsisting Option in accordance with a Notice of Exercise.

5.2  Certain Early Vesting Events and Subsequent Exercise

     Notwithstanding the foregoing but subject to paragraphs 5.4 and 6.4, a Subsisting Option may nevertheless vest and therefore be exercised, as specified below if:

     5.2.1 the Optionholder ceases to be in the employment of a member of the Group by reason of his injury or disability then the Subsisting Option shall be deemed to have vested in respect of the period from the Vesting Date until the date of cessation of employment on the Date of Grant and the Optionholder shall, during the period of three months from the date of such cessation, have the right to exercise the Subsisting Options; or

     5.2.2 the Optionholder dies whilst in the full time employment of a member of the Group then the Subsisting Option shall be deemed to have vested in respect of the period from the Vesting Date until the date of death on the Date of Grant and his legal personal representatives shall, during the period of 12 months from the date of his death, have the right to exercise Subsisting Options; or

     5.2.3 a Takeover Offer is made and such offer becomes or is declared unconditional, then the Subsisting Option shall, if not vested by that date, vest in full on the date that such offer becomes or is declared unconditional. [This acceleration is conditional on the Optionholder, if required to do so by the Directors, entering into an agreement with the Company prior to exercise

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            of the Option, not to participate in any Restricted Business for a period of 12 months from the date that the Takeover Offer becomes or is declared unconditional]; or

     5.2.4 a Sale is completed, then the Subsisting Option shall, if not vested by that date, vest in full on the date that the Sale is completed. [This acceleration is conditional on the Optionholder, if required to do so by the Directors, entering into an agreement with the Company prior to exercise of the Option not to participate in any Restricted Business for a period of 12 months from the date that the Sale is completed]; or

     5.2.5 a Listing is obtained, then the Subsisting Option shall, if not vested by that date, be deemed to have vested in full on the Date of Grant and the Optionholder shall have the right to exercise the Subsisting Options.

5.3  Dismissal of Optionholder - Exercise of Options

     If an Optionholder's employment with any company in the Group is terminated by such company (other than for summary dismissal in accordance with such Optionholder's employment contract and other than as specified in paragraph 5.2) then the Option shall be deemed to have vested for the period from the Vesting Date until the date of termination, and the Optionholder shall, for a period of three months after the date of termination, have the right to exercise the Subsisting Option.

5.4  Lapse

     Notwithstanding the foregoing provisions of this paragraph 5, an Option shall lapse automatically insofar as it is capable of exercise if it has not been exercised by the earlier of:

     5.4.1  the expiration of ten years from the Date of Grant thereof;

     5.4.2 the expiration of three months from the date on which an Optionholder ceases to be in the employment of a member of the Group for the reasons described in paragraph 5.2.1;

     5.4.3 the expiration of 12 months from the date of the death of the Optionholder whilst in the full time employment of a member of the Group;

     5.4.4 the date on which an Optionholder leaves the employment of a member of the Group for any reason other than for those reasons or in the circumstances described in paragraphs 5.2.1, 5.2.2, and 5.3;

     5.4.5 providing that a new Option is offered for a Subsisting Option or a comparable offer is otherwise made in accordance with paragraph 5.6, and such new Option offer or comparable offer is accepted, then the date of grant of the new Option or fulfilment of such comparable offer. If such new Option offer or comparable offer is made pursuant to paragraph 5.6 and not accepted, then the Option shall automatically lapse, one month after the date of any notice in writing given to the holders of Ordinary Shares pursuant to Sections 428-430F of the Companies Act 1985;

     5.4.6  the date of commencement of a winding up of the Company;

     5.4.7  the date the Optionholder is adjudicated bankrupt;

     5.4.8  upon lapse of the Option pursuant to paragraph 11.5 hereof; or

     5.4.9 the expiration of the Notice Period if the Optionholder ceases to be in the employment of a member of the Group in accordance with paragraph 5.3.

5.5  Renunciation

     An Optionholder may, at any time renounce his Option in accordance with paragraph 3.5.

5.6  Takeover - Transfer of Option

     If any company (in this paragraph 5.6 referred to as the "Acquiring Company") obtains control of the Company as a result of a Takeover Offer, the Directors shall seek the agreement of the Acquiring Company for Optionholders to release Subsisting Options to the Acquiring Company in consideration of the Acquiring Company granting new Options which relate to shares in the Acquiring Company or any other company which controls the Acquiring Company. If such agreement is obtained, every Optionholder shall be entitled to release every Subsisting Option held by him in consideration of the grant of a new Option which satisfies the following conditions and providing that such release is within the appropriate period defined as set out below:

     5.6.1 is over shares in the Acquiring Company or a company controlling the Acquiring Company (and the term "Ordinary Shares" in these paragraphs shall thereafter be construed accordingly);

     5.6.2 is a right to acquire such number of such Ordinary Shares as has on acquisition of the new Option an aggregate Market Value equal to the aggregate Market Value of the Ordinary Shares subject to the old Option on its release;

     5.6.3 has an Option Price per Ordinary Share such that the aggregate price payable on complete exercise of the Option equals the aggregate price that would have been payable on complete exercise of the old Option as at that date; and

     5.6.4  is otherwise exercisable in the same manner as the old Option.

     The new Option shall, for all other purposes of these paragraphs, be treated as having been acquired at the same time as the old Option for which it is released.

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     The "appropriate period" referred to in this paragraph 5.6 means the period of four months beginning when the offeror has obtained control of the Company and any conditions subject to which the offer is made are satisfied.

     Following the release of Subsisting Options and the grant of new Options the term "Company" shall for the purposes only of paragraphs 5.5, 5.6, 6, 8, 9, 10, 11, 12, 13 and 14 mean, in relation to the new Options, the company the share capital of which includes shares over which new Options have been granted and for the purposes of paragraphs 5.10 and 11.3 shall mean E*Trade UK (Holdings) Limited and the Acquiring Company and the term "Directors" in paragraphs 5, 6, 7, 8, 9, 11 and 12 shall mean in relation to the new Options the Directors of such company.

     If the agreement of the Acquiring Company to release Subsisting Options as aforesaid, is not obtained, then the Company shall seek the agreement of the Acquiring Company to follow the spirit of the Rules of The City Code on Takeovers and Mergers as regards treatment of Options.

5.7  Takeover - Option Exercise if Options remain over Company Shares

     In the event of a Takeover Offer concluding where the result is that the Optionholder retains his Option over shares in the Company (which is by then a subsidiary of the company making the Takeover Offer) then the Company shall procure, so far as it is able, that on exercise of a Subsisting Option the Optionholder is allotted shares in the company having concluded the Takeover Offer in consideration for such company receiving the due payment for exercise, on the same basis that the Takeover Offer was made to shareholders of the Company.

6.   THE MANNER OF EXERCISE OF OPTIONS

6.1 Subject to paragraph 14 below, a Subsisting Option may be exercised in whole or part by the Optionholder giving Notice of Exercise to the Company, by notice to the Secretary of the Company, stating that the Option is thereby exercised and stating the number of Ordinary Shares in respect of which it is exercised. Subject to paragraphs 5.2 and 5.3 an Optionholder may not give more than one Notice of Exercise in any twelve month period. With such Notice of Exercise the Optionholder shall forward to the Secretary of the Company the consideration for the Ordinary Shares in respect of which the Subsisting Option is exercised calculated by reference to the Option Price and the Option Certificate. If, at the date of exercise of an Option, an Optionholder is unclear of the Option Price, he should serve Notice of Exercise, with a request for confirmation of the Option Price. The Company shall respond to such request within 10 business days of receipt of such request and the Optionholder shall, with 5 business days of such response, send to the Company any balancing funds to satisfy payment of the Option Price in respect of the Option so exercised. A Subsisting Option (or part thereof) shall be deemed to have been exercised when the said valid notice together with the said consideration plus any income tax liability (including PAYE) that arises as a consequence or in connection with the exercise of the Option (in cleared funds) is received by the Secretary of the Company and the Option exercise date shall be deemed to be the date that a valid notice is so received. As soon as practicable and in any event within 30 days of receipt of the said notice and consideration (in cleared funds), the Company will send or cause to be sent to the Optionholder or his legal personal representatives (as the case may be) a definitive share certificate for the Ordinary Shares in respect of which the Option is exercised.

6.2 Any Ordinary Shares allotted on the exercise of a Subsisting Option shall rank pari passu in all respects with the Ordinary Shares in issue at the date of exercise of such Option and shall participate in all dividends or other distributions which may be declared, made or paid by reference to a record date after such date, but not before.

6.3 Any partial exercise of an Option (other than such partial exercise as completes the exercise of the said Option) shall be in respect of 10 Ordinary Shares or an integral multiple thereof.

6.4 In the event of an Option being exercised in part only, the balance of the Option not thereby exercised shall continue to be exercisable in accordance with the provisions of this paragraph 6.4 until such time as it shall lapse in accordance with paragraph 5.9, and the Company shall issue to the Optionholder a balancing Option Certificate in respect of that part of the Option which the Optionholder has elected not to exercise. Such balancing Option Certificate shall state the remaining number of Ordinary Shares over which the Option remains capable of exercise and shall be in such form as the Directors shall from time to time determine.

6.5 The allotment or transfer of Ordinary Shares under this Scheme shall be subject to obtaining an approval or consent mentioned in paragraph 12.3.

7.   ADJUSTMENT OF OPTIONS

7.1 Upon the occurrence of any Relevant Event the number or nominal amount of Ordinary Shares comprised in each Option and the Option Price thereunder may be adjusted in such manner (including retrospective adjustment where a Relevant Event occurs after the date of exercise of an Option but the record date relating to such Relevant Event precedes such date of exercise) as the Directors (with the written concurrence of the Auditors that in their opinion the adjustments proposed are fair and reasonable) may deem appropriate, provided always that no increase shall be made to the aggregate Option Price relating to any Option, and to the minimum Option Price of each Ordinary Share the subject of an Option will be no less than the nominal value of such Ordinary Share. Notice of any such adjustments shall be given to the Optionholders by the Directors, who may call in Option Certificates for endorsement or replacement.

8.   AMENDMENT

8.1  This Scheme may be amended by the Directors from time to time PROVIDED
     THAT:

     8.1.1 no amendment shall operate to affect adversely any rights already acquired by an Optionholder under this Scheme;

     8.1.2 no amendment may be made except by the Company in general meeting to nullify or override any of the provision of paragraphs 1.1, 3, 4, 5, 6.2, 8, 9, 10 and 12.

9.   TERMINATION

9.1 The Company in general meeting or the Directors may, at any time, resolve to terminate this Scheme in which event no further Options shall be granted but the provisions of this Scheme shall, in relation to Options then subsisting, continue in full force and effect.

10.  NOTICES

10.1 Optionholders shall be entitled, while they have subsisting rights under this Scheme, to receive copies of notices of general meeting only sent by the Company to its Ordinary Shareholders but no other document.

10.2 Any notice or other document which the Optionholder is required or may desire to give to the Company pursuant to this Scheme shall be given by sending the same by post or personal delivery to the registered office of the Company.

10.3 Any notice or other document which the Company is required or may desire to give to any Optionholder pursuant to this Scheme shall be sufficiently given if delivered to him (if he is still an Eligible Participant) at his place of work or sent through the post in a prepaid envelope addressed to the Optionholder at his address last known to the Company and if so sent shall be deemed to have been duly given on the date of posting. Any document so sent to an Optionholder shall be deemed to have been duly delivered notwithstanding that he be then deceased (and whether or not the Company has notice of his death) except where his legal personal representatives have established their title to the satisfaction of the Company and supplied to the Company an address to which documents are to be sent.

11.  ADMINISTRATION

11.1 This Scheme shall in all respects be administered by the Directors and the Directors shall have power, from time to time, to make or vary regulations for the administration and operation of this Scheme PROVIDED THAT such regulations are not inconsistent with the provisions of this Scheme.

11.2 The Company shall bear the costs of setting up and administering this Scheme.

11.3 The Company shall maintain all necessary books of account and records relating to this Scheme.

11.4 The Directors shall be entitled to authorise any person to execute on behalf of an Optionholder, at the request of the Optionholder, any document relating to this Scheme insofar as such document is required to be executed pursuant to this Scheme.

11.5 An Option shall be personal to the Optionholder and accordingly, save in the specific situations described in the paragraphs where the Option may be exercised by personal representatives, no Option or any interest in it may be transferred, assigned or charged and any purported transfer, assignment or charge shall cause the Option to lapse forthwith. Each Option Certificate shall carry a statement to this effect.

11.6 The decision of the Directors in any dispute or question affecting any Optionholder or as to any rights or obligations of any person hereunder or in relation to the construction or effect hereof shall be final and conclusive, subject to the concurrence of the Auditors whenever required under the provisions of this Scheme.

12.  AVAILABILITY OF SHARES

12.1 Subject to the provisions of this paragraph 12, the Company shall have available at all times sufficient unissued Ordinary Shares necessary to satisfy Subsisting Options.

12.2 On exercise of a Subsisting Option the Directors may satisfy the requirement for Ordinary Shares by allotment of Ordinary Shares, by purchasing Ordinary Shares or by such other means as they may determine.

12.3 If at any time prior to exercise of a Subsisting Option the Ordinary Share capital of the Company shall be dealt in in the Alternative Investment Market or listed on The London Stock Exchange Limited the Company shall, within one month after the date of exercise of an Option, apply to the Council of The Stock Exchange for permission for the Ordinary Shares the subject of such exercise to be dealt in in the Alternative Investment Market or admitted to the Official List, as the case may be if they are not already so admitted.

13.  NOT PART OF EMPLOYMENT TERMS

     This Scheme shall not form part of any contract of employment between the Company and any Eligible Participant or employee or officer of it or any holding company or subsidiary of it. Any benefit to the Eligible Participant or any employee or officer of the Company or any holding company or subsidiary of it under this Scheme shall not form part of his remuneration or count as remuneration for pension fund or other purposes. It shall be a condition of this Scheme that in the event of the termination of an Optionholder's employment with a member of the Group (for whatever reason) he shall not be entitled to any compensation whatsoever by reason of any alteration or termination, thereupon, of his rights or expectations under this Scheme.

14.  INDEMNITY BY OPTION HOLDERS

     By completing and returning the Notice of Retention to the Company in accordance with paragraph 3.3, each Optionholder unconditionally and irrevocably undertakes to indemnify the Company or such Group company as the Company may direct, on demand in respect of all income tax (including PAYE) that arises as a consequence of or in connection with the exercise of an Option by or on behalf of the Optionholder ("Tax"). The Optionholder authorises the Company to itself exercise any Option in respect of which a Notice of Exercise is given to the Company, in respect of such number of Ordinary Shares as is required after payment of Tax, to realise such proceeds to pay the Tax and agrees to sign promptly, all documents required by the Company to effect the terms of this provision.

Date of this Notice: _____________________

To:                  _____________________

                 E*TRADE UK (HOLDINGS) LIMITED ("the Company")
                 ---------------------------------------------
                      1999 EXECUTIVE SHARE OPTION SCHEME
                      ----------------------------------

NOTICE OF GRANT OF OPTION ON __________________________ ("Date of Grant")
-------------------------

Vesting Date: _____________________

The Directors of the Company have granted you an Option ("the Option") to subscribe for or acquire up to Ordinary Shares of pence each in the Company at a price of (Pounds) per share, on the terms and conditions set out in the Rules of the E*TRADE UK (HOLDINGS) Limited 1999 Executive Share Option Scheme. This Option is personal to you and may not be transferred, assigned or pledged to any other person.

If you wish to retain this Option, you should, within 21 days from the date of this Notice, complete and send the Notice of Retention below, to The Company Secretary, E*TRADE UK (HOLDINGS) Limited at ____________________________ (or such other address of which he gives you written notice), otherwise the Option granted to you by this Notice will automatically lapse.

If you do not wish to retain this Option and wish to renounce it you should not do anything and the Option will automatically lapse in 21 days from the date of this Notice.

The detailed terms governing the Option are set out in the Rules of the Scheme, a copy of which is enclosed. The Rules are legally binding and are deemed to be incorporated in this Notice.

If you leave employment, or give notice to the Company or any member of its Group of your intention to leave the employment of the Company or any member of its Group within 21 days from the date of this Notice, the grant of Option specified above will automatically lapse.

Executed and Delivered as a Deed by the Company on the above date.

EXECUTED as a  DEED and DELIVERED              )    ___________________________
by E*TRADE UK (HOLDINGS) LIMITED               )    Director
by the signing by two Directors or a Director  )
and the Company Secretary                      )    ___________________________
                                               )    Director/Secretary

--------------------------------------------------------------------------------

Notice of Retention - this section should be completed by the Optionholder to
-------------------
retain the Option and returned to the Company Secretary within 21 days from the date of this Notice.

I ________________________ (note: complete name here) WISH TO ACCEPT _________________ (note: complete the number of shares under Option that you have been granted) OF THE SHARES GRANTED TO ME BY OPTION, AS EVIDENCED BY THIS NOTICE OF GRANT. IN ACCEPTING THE GRANT OF OPTIONS MADE TO ME, I HERBY AGREE TO BE BOUND BY, AND TO COMPLY WITH, THE RULES OF THE E*TRADE UK (HOLDINGS) LIMITED 1999 EXECUTIVE SHARE OPTION SCHEME AND, IN PARTICULAR, BUT WITHOUT LIMITATION, I AGREE TO INDEMNIFY THE COMPANY IN RESPECT OF TAX AS PROVIDED FOR IN PARAGRAPH 14 OF THE SCHEME.

EXECUTED as a DEED and DELIVERED   )    ______________

by _____________________________   )    Signature
in the presence of                 )
                                        ______________
                                        Date
Witness signature __________________

Witness name _______________________

Witness address ____________________

                ____________________

Witness occupation _________________

(note: it is important for you to sign in the presence of a witness who completes the above information about themselves)

                         E*TRADE UK (HOLDINGS) LIMITED
                         -----------------------------

                      1999 EXECUTIVE SHARE OPTION SCHEME
                      ----------------------------------

                              OPTION CERTIFICATE
                              ------------------

THIS IS TO CERTIFY that on the Date of Grant specified in the Notice of Grant of Option of was granted an Option to subscribe for or acquire ordinary shares of pence each in the capital of this company at a price of per share, in accordance with and subject to, the Rules of the E*TRADE UK (HOLDINGS) Limited 1999 Executive Share Option Scheme. No Option may be transferred, assigned or charged and any purported transfer, assignment or charge shall cause the Option to lapse forthwith.

Executed and Delivered as a Deed by the Company on.

EXECUTED as a DEED and DELIVERED by          )     __________________
E*TRADE UK (HOLDINGS) LIMITED by             )     Director
the signing by two Directors or a Director   )
and the Company Secretary                          __________________
                                                   Director/Secretary

-------------------------------------------------------------------------------

RENUNCIATION OF OPTIONS - this section should be completed by the Optionholder
-----------------------
if he wants to renounce the Option and returned to the Company Secretary.

I ________________________________________ (note: complete name here) WISH TO
RENOUNCE _______________ (note: complete the number of shares under Option that you wish to renounce) OF THE SHARES UNDER OPTION, AS EVIDENCED BY THIS CERTIFICATE.

______________________    __________________________  _________________
Optionholder Signature    Print name of Optionholder  Date

-------------------------------------------------------------------------------

EXERCISE OF OPTIONS - this section should be completed by the Optionholder if he
-------------------
wants to exercise the Option and returned to the Company Secretary together with payment in full.

I ________________________________________ (note: complete name here) WISH TO
EXERCISE _________________ (note: complete the number of shares under Option that you wish to exercise) OF THE SHARES UNDER OPTION, AS

EVIDENCED BY THIS CERTIFICATE.

I ENCLOSE A CHEQUE FOR THE FULL SUBSCRIPTION OR PURCHASE PRICE PAYABLE BEING (Pounds)_________________________

______________________    __________________________  _____________
Optionholder Signature    Print name of Optionholder  Date

Note:  1.  This Notice of Exercise must be accompanied by payment in full.
       2. If you are exercising this Option as a personal representative, an office copy of the Probate or Letters of Administration should accompany this Notice.

-------------------------------------------------------------------------------

CERTIFICATE OF EXERCISE OF OPTION - this section should be completed by the
---------------------------------
Company on exercise of the Option.


THIS IS TO CERTIFY that the above Option was exercised by ________________________________________________________________ on
___________________________________________ in respect of __________________
ordinary shares of pence each in E*TRADE UK (HOLDINGS) Limited.

_________________                   ______________________
Company Secretary                   Date